UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2025

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01175	81-2878769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CLARENDON STREET, 37TH FLOOR, BOSTON, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 516-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BCSF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2025, Bain Capital Specialty Finance, Inc. (“BCSF”) entered into equity distribution agreements (each, an “Equity Distribution Agreement”), by and among BCSF, BCSF Advisors, LP and, severally and not jointly, each of Raymond James & Associates, Inc. and Keefe, Bruyette & Woods, Inc. (the “Sales Agents”) in connection with the sale by BCSF of shares of its common stock, par value $0.001 per share (the “Shares”), having an aggregate offering price of up to $250.0 million, in amounts and at times to be determined by BCSF (the “Offering”). Actual sales, if any, will depend on a variety of factors to be determined by BCSF from time to time, including, among others, market conditions and the market price of BCSF’s common stock.

Shares offered and sold pursuant to each Equity Distribution Agreement will be sold pursuant to a prospectus supplement dated February 27, 2025 (the “Prospectus Supplement”) together with the base prospectus included in BCSF’s registration statement on Form N-2 (File No. 333-265951), which was filed by BCSF on July 1, 2022 and was automatically effective upon filing.

Each Equity Distribution Agreement provides that BCSF may offer and sell the Shares from time to time through the Sales Agents, or to them. Sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on New York Stock Exchange or any similar securities exchange or sales made to or through a market maker other than on a securities exchange, at prices related to the prevailing market prices or at negotiated prices. Pursuant to the terms of each Equity Distribution Agreement, each Sales Agent will receive a commission from BCSF of up to 1.50% of the gross sales price of any Shares sold through the relevant Sales Agent under its Equity Distribution Agreement. Each Equity Distribution Agreement contains customary representations, warranties and agreements of BCSF, indemnification rights and other obligations of the parties and termination provisions.

The foregoing description is only a summary of the material provisions of each Equity Distribution Agreement and is qualified in its entirety by reference to copies of the form of Equity Distribution Agreement, which is attached hereto as Exhibit 1.1and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

On February 27, 2025, Dechert LLP delivered its legality opinion with respect to the Shares to be sold pursuant to the Prospectus Supplement, which is attached hereto as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1*	Form of Equity Distribution Agreement.

5.1*	Opinion of Dechert LLP, dated February 27, 2025

23.1*	Consent of Dechert LLP (included in Exhibit 5.1)

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bain Capital Specialty Finance, Inc.

Date: March 3, 2025	By:	/s/ Michael Ewald
	Name:	Michael Ewald
	Title:	Chief Executive Officer